Exhibit 99.4

September 8, 2020

Chindata Group Holdings Limited

No. 47 Laiguangying East Road,

Chaoyang District, Beijing, 100012

The People’s Republic of China

(the “Company” or “Issuer”)

Re: Offering of American Depositary Shares Representing Class A Ordinary Shares of Chindata Group Holdings Limited

Ladies and Gentlemen,

We are qualified lawyers of the Republic of India (“India”) and, as such, are qualified to issue this opinion on the laws and regulations of India.

1.	PURPOSE

We act as the counsel as to matters of Indian law in respect of the Offering (as defined hereafter) by the Issuer, and this opinion is delivered to you solely for your benefit in connection with (i) the proposed initial public offering (the “Offering”) of American depositary shares (the “ADSs”) by the Issuer as set forth in the Issuer’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Issuer with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, in relation to the Offering, and (ii) the Issuer’s proposed listing of the ADSs on the Nasdaq Global Select Market.

2.	DEFINITIONS

As used in this opinion:

“Indian laws” means all laws, regulations, statutes, guidelines, circulars, notifications and subordinate legislations of India currently in effect.

3.	SCOPE OF OPINION

3.1.

In rendering this opinion, we have reviewed the Registration Statement and such laws of the Republic of India as we considered relevant and necessary and as have been published and made publicly available, all of which are subject to change either prospectively or retroactively. We express or imply no opinion on the laws of any jurisdiction other than India as applicable on the date of this opinion. This letter and the opinions set out hereunder is to be governed by and construed in accordance with the laws of India and is given on the basis of the current laws in India. Any such change may affect the conclusions stated herein.

3.2.

This letter is being addressed to the Issuer in relation to the Offering at their request subject to the condition that nothing in this letter shall be seen in any way as giving rise to a solicitor-client relationship between ourselves and any other party and upon which they may act (other than the Issuer and Bridge Datacentres (Mumbai) LLP and Opsmaint (India) Bridge DC Platform Private Limited).

3.3.

This opinion is addressed to, and is solely for the benefit of, the Issuer and except without express consent, is not to be transmitted to nor is it to be relied upon by, any other person or for any purpose other than in connection with the Offering, except that this letter may be disclosed (i) on a non-reliance basis as may be required by law, regulation, court order or any competent governmental, regulatory authority; or (ii) on a non-reliance basis in connection with any legal or regulatory proceedings relating to the Offering. This letter is strictly limited to the matters expressly addressed herein and is not to be read as an opinion with respect to any other matter factual or legal.

3.4.

To the extent permitted by applicable law and regulation, the Issuer may rely on this letter only on condition that our aggregate liability and liability of our partners, retainers, counsel, employees and off-counsel, and/or any of them, for any and all claims, losses, costs or damages of any nature whatsoever resulting from or in any way related to the professional services rendered with respect to any assignment in relation to the Offering shall not exceed the total professional fees we have received, with respect to such assignment. It is intended that this limitation apply to any and all liability or cause of action however alleged or arising, unless otherwise prohibited by law. We accept no liability in respect of this letter to any person other than the addressee.

3.5.

The opinions given herein are as of the date hereof, and we assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention, including any changes in law which may hereafter occur. Our opinion is not binding on the Indian income tax department or regulatory authority or a court. The Indian income tax department or regulatory authority may disagree with one or more of our conclusions, and a court may sustain the Indian income tax department or regulatory authority’s position.

3.6.

We express or imply no opinion on the laws of any jurisdiction other than India as applicable on the date of this opinion. We have made no investigation of the laws of any other jurisdiction as a basis for this opinion and do not purport to express or imply any opinion thereon. No opinion is expressed as to matters of fact or commercial matters.

4.	OPINION

Based on the foregoing and subject to the qualifications set out herein, our views follow below:

All statements set forth in the Registration Statement under the captions “Risk Factors”, “Enforceability of Civil Liabilities”, and “Regulations”, in each case insofar as such statements describe or summarize Indian laws or proceedings referred to therein, are true and accurate in all material respects, and fairly present and summarize in all material respects the Indian laws or proceedings referred to therein, and nothing has been omitted from such statements which would make the same misleading in any material respects. The disclosures containing our opinions in the Registration Statement under the captions “Risk Factors”, “Enforceability of Civil Liabilities”, and “Regulations” constitute our opinions.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement. We also consent to use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder or an “expert” for the purposes of any law or regulation.

Yours faithfully,

/s/ AZB & Partners

AZB & Partners